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                                                                      EXHIBIT 24


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8 (File No. 33-43276), (File No. 33-49426), (File No. 33-49428), (File No. 33-51671), (File No. 33-56575), (File No. 33-
63291), and (File No. 333-13453),and Form S-3 (File No. 333-85781).



                                               ARTHUR ANDERSEN LLP




Philadelphia, PA
March 29, 2000